ARROW ELECTRONICS, INC.
                            SUBSIDIARY LISTING

1.   Arrow Electronics, Inc. a New York corporation
2.   Arrow Electronics International, Inc., a Virgin Islands corporation
3.   Arrow Electronics Canada Ltd., a Canadian Corporation
4.   Lex Electronics, Ltd., a Canadian Corporation
5.   Arrow Electronics Credit Corporation, a Delaware Corporation
6.   Schuylkill Metals of Plant City, Inc., a Delaware Corporation
7.   Arrow Electronics International, Inc., a Delaware Corporation
8.   Arrow Electronics (UK) Inc., a Delaware Corporation
9.   Arrow/TEK Ltd., a Japanese Joint Venture (50% owned)
10.  Capstone Electronics Corp., a Delaware Corporation
11.  High Tech Ad, Inc., a New York Corporation
12.  Gates/Arrow Distributing, Inc., a Delaware Corporation
13.  Anthem Electronics, Inc., a Delaware Corporation, including subsidiaries:
     A.   Anthem Enterprises
     B.   Lionex Corp.
     C.   Anthem Technology Systems
14.  Arrow-Field OY and subsidiaries, a Finnish Company
15.  Arrow-TH:s Elektronik AB, and subsidiaries, a Swedish Company (owned 85%)
16.  Exactec A/S, and subsidiaries,  a Danish company (owned 85%)
17. Arrow Electronics Distribution Group - Europe B.V., a Dutch company, and Subsidiaries which include:
     A.   Arrow Electronics (UK) Limited, a British Company, and subsidiaries:
          1.   RR Electronics Limited, a British Company
          2.   Axiom Electronics Ltd., a British Company
          3.   Jermyn Holdings Limited, a British Company & Subsidiaries
          4.   Techdis Limited, a British company, and subsidiary:
               a.   Microprocessor & Memory Distribution Ltd., a British
                    Company
     B. EDI Electronics Distribution International (France) SA, a French Company and subsidiaries:
          1.   Arrow Electronique S.A., a French Company, and subsidiaries:
               a.   Generim S.A., a  French Company
               b.   Feutrier S.A., a French Company
               c.   CCI Electronique S.A., a French Company
               d. Megachip S.A., a French Company (owned 75%) and subsidiaries

     C. Arrow Electronics GmbH, a German Company (which owns 70% interest of Spoerle Electronic Handelgesellschaft mbH, a German company, and subsidiaries)
     D. Arrow ATD Netherlands B.V., a Dutch company (which owns 67% of ATD Electronica S.A., a Spanish company
     E. ARROW-Amitron Netherlands B.V., a Dutch company (which owns 55% of the shares of Amitron-Arrow S.A.)
     F.   Silverstar Ltd. S.p.A. (86% owned) & subsidiaries
     G.   Arrow Australia Pty Ltd. (100% owned) and subsidiaries:
          1.   Veltek Australia Pty Ltd. (75% owned)
          2.   Zatek Australia Pty Ltd. (75% owned)

18. Components Agent Limited, a British Virgin Island company (owned 90%) and Subsidiaries which include:
     A.   Components Agent Limited, a Hong Kong company
     B.   Components Agent China Limited, a Hong Kong company
     C.   Components Agent Korea Limited, a Hong Kong company
     D.   Components Assembly & Sales Pte Ltd, a Singapore company
     E.   Casl. (M) Sdn. Berhad, a Malaysian company, and subsidiaries
     F. Salson Holdings Limited, a British Virgin Islands company, and subsidiary:
          1. Qinhuangdao Arrow Electronics Company Limited, a company of the People s Republic of China
     G.   Components Korea Company Limited, a Korean company

19.  Texny (Holdings) Limited, a British Virgin Islands company (owned 95%) and
     Subsidiaries:
     A.   Texny (H.K.) Limited, a Hong Kong company, and subsidiary:
          1.   Glorytact Company Limited, a Hong Kong company
     B.   Intex-semi Limited, a Hong Kong company (inactive company)
     C. Colourmedia Animation Limited, a Hong Kong company (inactive company)

20. Strong Electronics Co., Ltd. and subsidiaries, a Taiwanese Joint Venture (owned 45%)

21.  Ally/Arrow, Inc. a Taiwanese company (75% owned)